UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2005
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                         IMAGE INNOVATIONS HOLDINGS INC.
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        (Exact name of small Business Issuer as specified in its charter)

           NEVADA                       0-50119                  91-1898414
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(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)

  432 PARK AVENUE SOUTH, NEW YORK, NY                                   10022
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code (518) 589-9994
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                                       N/A
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          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

      On July 13, 2005, the Registrant executed a concession agreement with NCL (Bahamas) Ltd., (Norwegian Cruise Lines) and Fine Art Wholesalers Inc., pursuant to which NCL is granting to Fine Arts an exclusive concession, for an initial term of two years, to sell fine art and conduct auctions of art owned by Fine Arts onboard vessels owned by NCL. The Concession Agreement provides that Fine Arts shall pay to NCL thirty-five percent (35%) of the total revenues generated by Fine Arts from art auction and other related sales, subject to certain minimum guaranteed amounts for each calendar month during the term.

      In accordance with the Concession Agreement, the Registrant has agreed to post an $8 million irrevocable letter of credit in favor of NCL in order to (i) guarantee payment of the revenue percentages and/or minimum guaranteed amounts, as applicable, payable by Fine Arts to NCL under the Concession Agreement, and
(ii) guarantee the payment of $8 million to NCL in the event the Registrant acquires the business of Fine Arts and subsequently sells, transfers or otherwise disposes of such business during the term of the Concession Agreement.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IMAGE INNOVATIONS HOLDINGS INC.
                                        (Registrant)


Date: July 19, 2005                     By: /s/ Michael Preston
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                                            Michael Preston
                                            Chief Executive Officer